                                                                   EXHIBIT 21.01



                 SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
                              As of March 16, 2001


NAME OF SUBSIDIARY                                                             PERCENT OWNED
------------------                                                             -------------
Alamo Gulf Coast Railroad Company, a Texas corporation                              99.5%(1)

Alamo North Texas Railroad Company, a Texas corporation                             99.5%(2)

American Aggregates Corporation, a Delaware corporation                              100%

American Stone Company, a North Carolina corporation                                  50%(3)

B&B Materials and Hauling, Inc., a Texas corporation                                 100%(4)

Bahama Rock Limited, a Bahamas corporation                                           100%

Bayou Mining, Inc., a Louisiana corporation                                          100%

Caldwell/Mellott, Inc., a North Carolina corporation                                 100%

Central Rock Company, a North Carolina corporation                                   100%

Eastside Development Limited Partnership, a Texas limited partnership                 99%(5)

Fredonia Valley Railroad, Inc., a Delaware corporation                               100%

Harding Street Corporation, a Delaware corporation                                   100%

Martin Marietta Aggregates of Iowa, Inc., an Iowa corporation                        100%

Martin Marietta Aggregates of Southern Iowa, Inc., an Iowa corporation               100%

Martin Marietta Composites, Inc., a Delaware corporation                             100%

Martin Marietta Exports, Inc., a Barbados corporation                                100%

---------------
(1} Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(2) Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).

(3) Central Rock Company, a wholly-owned subsidiary of the Company, owns a 50% interest in American Stone Company.

(4) B&B Materials and Hauling, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(5) Eastside Development Limited Partnership is owned by Martin Marietta Materials Southwest, Ltd. (99%) and Redland Development Company (1%), a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.


Martin Marietta Magnesia Specialties Inc., a Delaware corporation                    100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation          100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation                 100%

Martin Marietta Materials de Mexico, S.A. de C.V., a Mexican corporation             100%(6)

Martin Marietta Materials of Missouri, Inc., a Delaware corporation                  100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership               100%(7)

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation                 100%

Martin Marietta Technologies Corp., a Delaware corporation                           100%

Menefee Crushed Stone Company, a Tennessee corporation                               100%(8)

Meridian Aggregates Company, LP, a  Delaware limited partnership                      98%(9)

Meridian Aggregates Investments, LLC, a Delaware limited liability company         28.23%

Mid-State Construction & Materials, Inc., an Arkansas corporation                    100%(10)

Midway Holding Company, LLC, a Delaware limited liability company                   14.5%(11)

OK Sand & Gravel, LLC, a Delaware limited liability company                           99%(12)

R&S Sand & Gravel, LLC, a Delaware limited liability company                          99%(13)

Redland Development Company, a Texas corporation                                     100%(14)

Redland Park Development Limited Partnership, a Texas limited partnership            100%(15)

---------------
(6) Martin Marietta Materials de Mexico, S.A. de C.V. is owned by Martin Marietta Magnesia Specialties Inc. (99%) and Martin Marietta Materials, Inc. (1%).

(7) Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.

(8) Menefee Crushed Stone Company is a wholly-owned subsidiary of Martin Marietta Materials of Tennessee.

(9) Meridian Aggregates Company, LP is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by members of management of Meridian Aggregates Company, LP.

(10) Mid-State Construction & Materials, Inc. is a wholly-owned subsidiary of Martin Marietta Materials of Arkansas, Inc.

(11) Midway Holding Company, LLC is owned 14.5% directly by Martin Marietta Materials and 28.23% indirectly through Meridian Aggregates Investments, LLC.

(12) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.

(13) Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in R&S Sand & Gravel, LLC.

(14) Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

(15) Redland Park Development Limited Partnership is owned 100% by Martin Marietta Materials Southwest, Ltd. directly and through its subsidiaries.

Redland Stone Development Company, a Texas corporation                               100%(16)

Southwest I, LLC, a Delaware limited liability company                               100%

Southwest II, LLC, a Delaware limited liability company                              100%

Superior Stone Company, a North Carolina corporation                                 100%

Theodore Holding, LLC, a Delaware limited liability company                         60.7%(17)

---------------

16 Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

17 Superior Stone Company, a wholly-owned subsidiary of the Company, is the manager of and owns a 60.7% interest in Theodore Holding, LLC.